Grantee:	Number of Shares:

Date of Award:

STOCK ONLY STOCK APPRECIATION RIGHTS AGREEMENT

This Stock Only Stock Appreciation Rights Agreement (“Agreement”) is made as of the award date set forth above between UNITED BANCORP, INC., a Michigan corporation (“United” or the “Company”), and the Employee named above (“Employee”).

The United Bancorp, Inc. Stock Incentive Plan of 2010 (the “Plan”) is administered by the Compensation and Governance Committee of United’s Board of Directors (the “Committee”).  The Committee has determined that Employee is eligible to participate in the Plan.  The Committee has awarded stock appreciation rights to Employee, subject to the terms and conditions contained in this Agreement and in the Plan.

Employee acknowledges receipt of a copy of the Plan and accepts this stock appreciation rights award subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

1. Award.  United hereby awards to Employee stock appreciation rights (the “Stock Appreciation Rights”) with respect to the number of shares of United’s Common Stock, set forth next to “Number of Shares” above.  A Stock Appreciation Right is a right awarded to Employee that entitles Employee to receive Common Stock on the date the Stock Appreciation Right is exercised that is equal in value to the excess of (a) the Market Value of a share of Common Stock at the time of exercise over (b) the Base Price per Share set forth above (subject to adjustment as provided in the Plan), which equals the Market Value of a share of Common Stock on the date of this award.  The Stock Appreciation Rights consist of a single Stock Appreciation Right for each share of Common Stock.

2. Term and Vesting.  The right to exercise the Stock Appreciation Rights shall vest 1/3 on each of the first three anniversaries of the date of this Agreement and shall terminate on the Expiration Date set forth above, unless earlier terminated pursuant to the terms of the Plan.

3. Exercise.  Employee may exercise the Stock Appreciation Rights by giving United a written notice of the exercise of the Stock Appreciation Rights in the form of Exhibit A to this Agreement and providing any other documentation that the Committee may require from time to time.  The notice shall set forth the number of shares with respect to which Employee is exercising the Stock Appreciation Rights.  The notice shall be effective when received at United’s main office.  The Stock Appreciation Rights will be considered exercised with respect to the number of shares specified in the notice on the latest of (i) the date of exercise designated in the notice, (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which United has received the notice and all documentation required by the Committee.  United shall deliver to Employee a certificate or certificates representing, or issue in book-entry form without certificates, the shares to be received upon exercise of the Stock Appreciation Rights.  If at any time the number of shares to be received upon exercise of the Stock Appreciation Rights includes a fractional share, the number of shares actually issued shall be rounded down to the nearest whole share.  If Employee fails to accept delivery or tender of all or any of the shares to be received upon exercise of the Stock Appreciation Rights specified in the notice, Employee’s right to exercise the Stock Appreciation Rights with respect to such unaccepted shares shall terminate.

4. Transferability.  The Plan provides that the Stock Appreciation Rights are generally not transferable by Employee except by will or according to the laws of descent and distribution, and are exercisable during Employee’s lifetime only by Employee, Employee’s guardian, or Employee’s legal guardian.  Employee may designate a “beneficiary” to be the person or entity entitled to be Employee’s successor in interest in the event of Employee’s death. The designated beneficiary shall be treated for all purposes as Employee’s successor in interest entitled to exercise and receive the proceeds of exercise the Stock Appreciation Rights.  If no revocable trust is named as owner during Employee’s lifetime and no beneficiary is designated, Employee’s estate is the successor in interest.  United may place an appropriate restrictive legend upon any certificate representing shares received upon exercise of the Stock Appreciation Rights and issue appropriate stop-transfer instructions to its transfer agent with respect to such shares.  Employee may not transfer 50% of the “net” number of shares issued upon exercise of Stock Appreciation Rights awarded pursuant to this Agreement for one year after the Stock Appreciation Rights are exercised, as required by the Company’s Stock Ownership Guidelines for the Company’s executive officers.

5. Termination of Employment or Officer Status.  If Employee’s employment or officer status with United or any of its Subsidiaries terminates for any reason except for Retirement (as defined in the Plan), death, or Disability (as defined in the Plan), such termination shall affect the Stock Appreciation Rights, and Employee’s rights with respect to the Stock Appreciation Rights, as set forth in the Plan.

Notwithstanding any provisions of the Plan or this Agreement, if Employee Retires, dies, or becomes Disabled while an employee of the Company or one if its Subsidiaries, the Stock Appreciation Rights shall become fully vested and exercisable for one year following Employee’s death or Disability and for three years following Employee’s Retirement; however, in no event will Employee’s Retirement, death, or Disability extend the last date to exercise the Stock Appreciation Rights.

Notwithstanding any provisions of the Plan or this Agreement, all of the Stock Appreciation Rights shall be immediately exercisable in the event of any Change in Control and may be exercised for the remaining term of the award.

6. Covenants.  All unexercised Stock Appreciation Rights (whether vested or unvested) shall automatically be forfeited and returned to United upon Employee’s breach of any of Employee’s obligations under this Section 6.  Employee acknowledges that the award of Stock Appreciation Rights under this Agreement is valuable consideration to Employee and that a violation of this Section 6 would cause immeasurable and irreparable harm to United.  Accordingly, Employee agrees that United shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any provision of this Section 6, in addition to the forfeiture of unexercised Stock Appreciation Rights and any other remedies the Company may have.

(a)           Covenant Not-to-Compete.  This Agreement’s non-competition provisions are a material part of the consideration relied upon by United in entering into this Agreement.  The Company and Employee acknowledge and agree that by virtue of Employee’s past experience in the banking industry and Employee’s knowledge of the business of the Company, Employee is uniquely qualified to successfully compete with the Company.  In recognition of these circumstances, and in consideration for the Company’s grant of Stock Appreciation Rights to the Participant as set forth in Section 1 above, Employee covenants and agrees that Employee will not, at any time before exercise of the Stock Appreciation Rights and for one (1) year thereafter, engage in the counties of Lenawee, Washtenaw, Livingston or Monroe in any business which is competitive with a business then being regularly conducted by the Company in any of said counties; provided, however, that the forgoing covenant shall not prohibit Employee from owning, directly or indirectly, 1% or less of any publicly traded financial services corporation.  Employee further covenants that during the above-stated period he/she will not, directly or indirectly, induce or attempt to induce any of the suppliers, clients or employees of the Company to terminate or change the nature of their business relationships with the Company, or otherwise engage in or conduct activities, directly or indirectly, which could reasonably be expected to have an adverse effect on the Company’s business relationships with its suppliers, clients or employees.  Employee acknowledges that a breach of the provisions of this Section 6 will cause the automatic forfeiture of any unexercised Stock Appreciation Rights.

(b)           Confidential Information.  This Agreement’s confidentiality provisions are a material part of the consideration relied upon by United in entering into this Agreement.  In connection with Employee’s employment with United, Employee will have access to information or materials of United and the Subsidiaries that are considered trade secret, confidential and/or proprietary (“Confidential Information”).  Confidential Information includes but is not limited to information, documents and material:

(i)           pertaining to customers; potential customers; accounting; costs; supplier lists; details of any supplier or prospective supplier relationship; client or consultant contracts; supplier contracts; current, former and prospective employees; pricing policy; operational method; marketing plan or strategy; sales, servicing, management or administration; service development or plan; business acquisition plan; any scientific, technical information, idea, discovery, invention, design, process, procedure, formula, pattern or device that is designed or used to give a competitive edge or improvement to United or any of the Subsidiaries; any computer software in any form and computer software methods and techniques or algorithms of organizing or applying the same; and any specialized equipment, processes and techniques developed to further the business of the United or any of the Subsidiaries; or

(ii)           pertaining to trade secrets as defined in the Restatement of Torts which the parties accept as an appropriate statement of law; or

(iii)           of the type described above which United or any of the Subsidiaries obtained from another party and which United treats as proprietary or designates as confidential, whether or not owned or developed by United or any of the Subsidiaries.

Employee shall use Confidential Information only for the benefit of United or any of the Subsidiaries and not for Employee’s own benefit.  Employee shall not take Confidential Information or related materials upon termination of Employee’s employment.  Employee shall not interfere or attempt to interfere with United’s or any of the Subsidiaries’ access to Confidential Information.  Employee shall not destroy Confidential Information in any form, except as permitted by United.

Confidential Information shall be disclosed and used only by staff members of United and the Subsidiaries who have a need to access it in order to do their jobs, shall be maintained in secure physical locations, and shall not be disclosed to any other company or person except in connection with the business activities of United or any of the Subsidiaries.

Confidential Information created by Employee during Employee’s employment with United that relates to the business of United or any of the Subsidiaries (or prospective business opportunities), or uses Confidential Information created with resources of United or any of the Subsidiaries (including staff, premises and equipment), belongs to United.  The term “Confidential Information” includes copyrightable works of original authorship (including but not limited to reports, analyses, and compilations, business plans, new product plans), ideas, inventions (whether patentable or not), know-how, processes, trademarks and other intellectual property.  All works of original authorship created during Employee’s employment are “works for hire” as that term is used in connection with the U.S. Copyright Act.  Employee hereby assigns to United all rights, title and interest in work product, including copyrights, patents, trade secrets, trademarks and know-how.

The confidentiality provisions of this Agreement survive termination of the employment relationship with United and the Subsidiaries and shall survive for so long a period of time as the Confidential Information is maintained by United or any of the Subsidiaries as confidential.

(c)           Nonsolicitation of Employees and Customers.  This Agreement’s no solicitation provisions form a material part of the consideration relied upon by United in entering into this Agreement. These no solicitation provisions apply to Employee regardless of whether Employee is acting on behalf of Employee or a third party.  During the term of Employee’s employment and for a period of one (1) year after Employee’s last day of employment, Employee agrees not to, directly or indirectly:

(i)           induce, influence or solicit any stockholder, director, officer, joint venture, investor, leaser, supplier, customer or any other person with a business relationship with United or any of the Subsidiaries to discontinue or reduce or modify the extent of its relationship with United or any of the Subsidiaries; or

(ii)           solicit, recruit, encourage, hire, employ or seek to employ, or cause any other business to solicit, recruit, encourage, hire, employ or seek to employ, or otherwise induce or influence any current or former employee of United or any of the Subsidiaries to reduce, modify or terminate an employment or agency relationship with United or any of the Subsidiaries unless the employment relationship between the employee and United and the Subsidiaries has been terminated for a minimum of six (6) months at the time of the solicitation, recruitment or other contact.

7. Employment by United.  The award of the Stock Appreciation Rights under this Agreement shall not impose upon United or any of its Subsidiaries any obligation to retain Employee in its employ for any given period or upon any specific terms of employment.  United or any of its Subsidiaries, as appropriate, may at any time dismiss Employee from employment, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided in any written agreement with Employee.

8. Stockholder Rights.  Employee shall have no rights as a stockholder by reason of the Stock Appreciation Rights or with respect to any shares to be received upon exercise of the Stock Appreciation Rights until the date of issuance of shares of Common Stock to Employee.

9. Withholding.  United and its Subsidiaries shall be entitled to (a) withhold and deduct from Employee’s future wages (or from other amounts that may be due and owing to Employee from United or any of its Subsidiaries), or make other arrangements for the collection of, all amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to the Stock Appreciation Rights under this Agreement, including without limitation, attributable to the award, vesting or exercise of the Stock Appreciation Rights; or (b) require Employee promptly to remit the amount of such withholding to United before taking any action with respect to the Stock Appreciation Rights.  Employee acknowledges that Employee is obligated to pay the amount of such withholding. Unless the Committee provides otherwise, withholding may be satisfied by withholding shares to be received upon exercise of the Stock Appreciation Rights or by delivery to United of previously owned Common Stock, in which case the shares withheld shall be valued at the Market Value as of the date of the taxable event.

10. Severability and Savings Clause.  The Company may unilaterally amend this Agreement if the Committee or the Company’s Board of Directors determines an amendment is appropriate to avoid any material risk of a violation of or penalties under any law or regulation or to avoid any other material and unintended adverse consequence to the Company.  If a court of competent jurisdiction determines that any provision of the Plan or this Agreement or any portion of a provision is void or unenforceable, only such provision or portion will be rendered void or unenforceable.  The remainder of this Agreement will continue in full force and effect.  If a court of proper jurisdiction determines that any of Employee’s covenants in Section 6 of this Agreement is overbroad as to duration, coverage, or geographic scope, it is the intent of the parties that such covenant will be limited in such jurisdiction to the extent necessary to allow its enforcement.

11. Effective Date.  The Stock Appreciation Rights Agreement shall be effective as of the date first set forth above.

12. Amendment.  This Agreement shall not be modified except in a writing executed by the parties hereto.

13. Agreement Controls.  The Plan is incorporated in this Agreement by reference.  Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

UNITED BANCORP, INC.
by
Its
“United”

Signature

Print name
“Employee”

5166091-3